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                                                                      EXHIBIT 21

                             HILLENBRAND INDUSTRIES, INC.
                            SUBSIDIARIES OF THE REGISTRANT


    All subsidiaries of the Company are wholly-owned Indiana corporations, unless otherwise noted.


    Batesville Casket Company, Inc.
    Hill-Rom, Inc.
    Forecorp, Inc. (doing business as Forethought)
    Hillenbrand Industries FSC (Barbados), Inc.,
         a Barbados corporation
    Hillenbrand Investment Advisory Corporation,
         a Delaware corporation
    Hillenbrand Properties, Inc.
    Medeco Security Locks, Incorporated, a Virginia corporation
    Sherman House Corporation
    Tudor Travel, Inc.
    Cutler Property, Inc.
    Old Brick Property, Inc.
    Memory Showcase, Inc.
    Sleep Options, Inc.
    The Acorn Development Group, Inc.

    Subsidiaries of Batesville Casket Company, Inc.
         Batesville International Corporation
         Batesville Casket de Mexico, S.A. de C.V., a Mexican corporation Affiliated Funeral Supply of Abilene, Inc., a Texas corporation

    Subsidiary of Batesville Casket de Mexico, S.A. de C.V.
         Industrias Arga, S.A. de C.V.

    Subsidiary of Hill-Rom, Inc.
         Hill-Rom Company, Inc.
    Subsidiaries of Hill-Rom Company, Inc.
         PaTMark Company, Inc., a Delaware corporation
         Support Systems International, Inc.
         Tron Business Systems, Inc., a Nevada corporation
         APEX Information Services, Inc.

    Jointly owned subsidiary of Hill-Rom, Inc. and Hill-Rom Company, Inc.
         Hill-Rom International, Inc., a Delaware corporation

    Subsidiaries of Hill-Rom International, Inc.
         Support Systems International B.V., a Netherlands corporation Hill-Rom SARL, a French corporation


                                         (1)

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    Subsidiaries of Support Systems International B.V.
         SSI Medical Services B.V., a Netherlands corporation
         Support Systems International Finance, Ltd., a United Kingdom
          corporation
         SSI Medical Services, Spa, an Italian corporation
         Systems Investments B.V., a Netherlands corporation
         SSI Leasing and Investments B.V., a Netherlands corporation John Bukowansky A.G., an Austrian corporation
         Hillrom S.A., a Switzerland corporation

    Subsidiary of Support Systems International Finance, Ltd.
         Support Systems International Services, Ltd., a United Kingdom
          corporation
         SSI Medical Services, Ltd., a United Kingdom corporation

    Subsidiaries of Hill-Rom GmbH
         SSI Support Systems International GmbH, a German corporation
         L. & C. Arnold GmbH, a German corporation

    Jointly owned subsidiary of Hill-Rom, Inc. and L. & C. Arnold GmbH
         L. & C. Arnold (Canada), Inc., an Ontario (Canada) corporation

    Jointly owned subsidiary of Support Systems International B.V. and Hill-Rom
      International, Inc.
         Hill-Rom GmbH, a German corporation

    Subsidiaries of Hill-Rom SARL
         SSI Industries SARL, a French corporation
         Le Couviour, S.A., a French corporation
         Hill-Rom B.V., a Netherlands corporation
         SCI Port Mirabeau, a French corporation
         SCI Le Couviour Immoblier, a French corporation

    Subsidiary of SSI Industries SARL
         SSI Medical SARL, a French corporation


    Subsidiaries of Forecorp, Inc.
         Forethought Life Insurance Company
         The Forethought Group, Inc.
         Forethought Florida, Inc.
         ForeLife Agency, Inc.
         Forethought National TrustBank, federally chartered
         Forethought Investment Management, Inc.

    Subsidiary of Forethought Life Insurance Company
         Forethought Properties, Inc.

    Jointly owned subsidiary of Batesville International Corporation, Hill-Rom Company, Inc., Hill-Rom, Inc. and Medeco Security Locks,
     Incorporated
         Hillenbrand Industries Canada, Ltd., an Ontario (Canada) corporation


                                         (2)